UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earlier event reported): October 26, 2007

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2006, Rentech, Inc. (“Rentech”) entered into a License Agreement (the “Site License Agreement”) with Medicine Bow Fuel & Power LLC, a Delaware limited liability company (“MBFP”), related to a plant to be constructed by MBFP at or near Medicine Bow, Wyoming (the “Plant”).  The Site License Agreement permits the Plant to utilize Rentech’s proprietary technology.  In order to operate the Plant using the Rentech technology, MBFP and Rentech also entered into a Catalyst Supply Agreement, dated June 30, 2007 (the “Supply Agreement”), that set forth certain terms of supply and purchase for a Rentech developed catalyst.  On October 26, 2007, Rentech and MBFP entered into an amendment (the “Amendment”) that changes provisions of both the Site License Agreement and the Supply Agreement.

The Amendment extends several deadlines for MBFP by one year, including its termination rights, the date by which MBFP must achieve financial closing to construct the Plant and the date by which the Plant must be operational.  Certain deadlines applicable to Rentech deliverables were also extended in the Supply Agreement.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibit Number	Description of Exhibit

10.1	Amendment to Site License Agreement, dated October 26, 2007 between Rentech, Inc. and Medicine Bow Fuel & Power LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: November 1, 2007	By:	/s/ Colin Morris
Colin Morris
Vice President and General Counsel

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